     As filed with the Securities and Exchange Commission on March 25, 1997
                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                   ILOG S.A.
             (Exact name of Registrant as specified in its charter)

                   The Republic of France                                                                 None
                   ----------------------                                                  -----------------------------------
                (State or other Jurisdiction                                               (I.R.S. Employer Identification No.)
              of incorporation or Organization)

                    9, rue de Verdun, 94253 Gentilly, France
                               (33-1) 49 08 35 00
   (Address, including zip code, of Registrant's principal executive offices)

                           The 1989 Stock Option Plan
                           The 1992 Stock Option Plan
                           The 1996 Stock Option Plan
                1996 International Employee Stock Purchase Plan
                       1996 French Employee Savings Plan

                           (Full title of the plans)


                                 Edouard Efira
                                   ILOG, Inc.
                              1901 Landings Drive
                            Mountain View, CA 94043
                                 (415) 390-9000
                (Name, address, and telephone number, including
                       area code, of agent for service)


                                   Copies to:
                            Francis S. Currie, Esq.
                             John T. Sheridan, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                              Palo Alto, CA 94304
                                 (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

                                                                    Proposed            Proposed
                 Title of                                            Maximum             Maximum
                Securities                        Amount            Offering            Aggregate
                  to be                           to be               Price              Offering               Amount of
                Registered                      Registered         Per Share (1)           Price            Registration Fee
             ----------------                  ------------       ---------------     ----------------      ----------------
 Ordinary Shares, nominal value four
 French francs per share . . . . . . . .           19,375(2)           $0.20(3)            $3,875.00(4)              $1.17

 Ordinary Shares, nominal value four
 French francs per share . . . . . . . .          372,189(5)           $1.79(3)          $666,218.31(6)            $201.88


 Ordinary Shares, nominal value four
 French francs per share . . . . . . . .            2,621(7)           $7.36(8)           $19,290.56                 $5.85

 Ordinary Shares, nominal value four
 French francs per share . . . . . . . .          792,363(9)           $4.33(3)        $3,430,931.79(10)         $1,039.67


 Ordinary Shares, nominal value four
 French francs per share . . . . . . . .          507,637(11)          $7.36(8)        $3,736,208.32             $1,132.18


 Ordinary Shares, nominal value four
 French francs per share . . . . . . . .          150,000(12)          $7.36(8)           $1,104,000               $334.54


 Ordinary Shares, nominal value four
 French francs per share . . . . . . . .           150,000(13)         $7.36(8)           $1,104,000               $334.54


                                             1,994,185 Shares                         $10,064,523.98             $3,049.83
 TOTAL

(1) Amounts represented on an as converted basis from French francs to U.S. dollars. The Noon Buying Rate for the French franc used for such conversion was 5.71 francs per U.S. dollar on March 20, 1997.

(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into subtotals. This subtotal represents the 19,375 shares issuable upon exercise of outstanding options (options that have been granted as of the date of this registration Statement) issued under the 1989 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

(4) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in Note 1 above.

(5) This subtotal represents the 372,189 shares issuable upon exercise of outstanding options (options that have been granted as of the date of this registration Statement) issued under the 1992 Stock Option Plan.

(6) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in Note 5 above.

(7) This sub-total represents the sum of shares issuable upon exercise of options that have been reserved for issuance but have not been granted under the 1992 Stock Option Plan.

(8) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Company's shares as reported on the Nasdaq National Market on March 21, 1997 because the price at which will be granted in the future may be exercised is not currently determinable.

(9) This subtotal represents the 792,363 shares issuable upon exercise of outstanding options (options that have been granted as of the date of this registration Statement) issued under the 1996 Stock Option Plan.

(10) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in Note 9 above.

(11) This subtotal represents the sum of shares issuable upon exercise of options that have been reserved for issuance but have not been granted under the 1996 Stock Option Plan.

(12) This subtotal reflects shares issuable upon exercise of options to be granted under the 1996 International Employee Stock Purchase Plan.

(13) This subtotal reflects shares issuable upon exercise of options to be granted under the 1996 French Employee Savings Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                 There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         Item 3(a).

                 The Company's Registration Statement on Form F-1 (file No. 333-6322) under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective on February 13, 1997.

         Item 3(b).

         Not Applicable

         Item 3(c).

                 The description of Registrant's Ordinary Shares to be offered hereby contained in the Company's Registration Statement on Form F-1, as declared effective by the Commission on February 13, 1997, filed pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

                 All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

                 Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                 Not applicable.

Item 6.  Indemnification of Directors and Officers.

                 French Law prohibits the Company from entering into indemnification agreements with its directors and officers providing for limitations on personal liability for damages and other costs and expenses that may be incurred by directors and officers arising out of or related to acts or omissions in such capacity. French Law also prohibits the statuts of the Company from providing for limitation of liability of a member of the Board of Directors. Generally, under French Law, directors and officers will not be held personally liable for decisions taken diligently and in corporate interest of the Company.

         The Shareholders of the Company have authorized the Company to make an offer to each of its directors, officers and other members of senior management designated by the Board of Directors pursuant to which the Company will commit itself to contract for and maintain liability insurance against liabilities that may be incurred by such persons in their respective capacities, including liabilities that may be incurred under the U.S. federal and state securities laws, subject to certain limitations. The Company believes that entering into such agreements and maintaining appropriate liability insurance for its directors and officers will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

                 Exhibit
                 Number                    Document
                 -------                   --------
                    4.1(a)*       The 1989 Stock Option Plan
                    4.1(b)*       The 1992 Stock Option Plan
                    4.1(c)*       The 1996 Stock Option Plan
                    4.1(d)*       1996 International Employee Stock Purchase Plan
                    4.1(e)*       1996 French Employee Savings Plan
                    5.1           Opinion of Giroux, Buhagiar & Associes
                   23.1           Consent of Independent Auditors
                   23.2           Consent of Counsel (contained in Exhibit 5.1)
                   24.1           Power of Attorney (see page II-4)

___________________

* Incorporated by reference to exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, filed with the Company's Registration Statement on Form F-1 (file No. 333-6322), which was declared effective on February 13, 1997.

  Item 9.        Undertakings.

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)      To remove from registration by means of
                          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, ILOG S.A., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gentilly, Republic of France, on this 24th day of March, 1997.

                                        ILOG S.A.

                                        By:   /s/ Pierre Haren
                                              --------------------------------
                                              President and Chief
                                              Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Pierre Haren and Roger D. Friedberger, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                       Title                              Date
-------------------------------------------     ----------------------------------------

               /s/ Pierre Haren                 Chairman, President and Chief Executive       March  24, 1997
--------------------------------------------    Officer
               Pierre Haren

           /s/ Roger D. Friedberger             Chief Financial Officer                       March  24, 1997
--------------------------------------------
              Roger D. Friedberger

                /s/ Francois Bussac             Principal Accounting Officer                  March  24, 1997
 --------------------------------------------
                  Francois Bussac

              /s/ Philippe Claude               Director                                      March  24, 1997
---------------------------------------------
                 Philippe Claude

               /s/ Marc Fourrier                Director                                      March  24, 1997
---------------------------------------------
                 Marc Fourrier

          /s/ Jean-Francois Abramatic           Director                                      March  24, 1997
 --------------------------------------------
            Jean-Francois Abramatic

               /s/ Albert Gabizon               Director                                      March  24, 1997
 --------------------------------------------
                   Albert Gabizon


                   Signature                                       Title                              Date
-------------------------------------------     ----------------------------------------

                 /s/ Fredric Harman             Director                                      March  24, 1997
 --------------------------------------------
                     Fredric Harman

                  /s/ Edouard Efira             Authorized Representative in the U.S.         March  24, 1997
 --------------------------------------------
                 Edouard Efira

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8


                                   ILOG S.A.


                                 March 25, 1997

                                 EXHIBIT INDEX

             Exhibit
               No.                  Document

              4.1(a)*       The 1989 Stock Option Plan
              4.1(b)*       The 1992 Stock Option Plan
              4.1(c)*       The 1996 Stock Option Plan
              4.1(d)*       1996 International Employee Stock Purchase Plan
              4.1(e)*       1996 French Employee Savings Plan
              5.1           Opinion of Giroux, Buhagiar & Associes
             23.1           Consent of Independent Auditors
             23.2           Consent of Counsel (contained in Exhibit 5.1)
             24.1           Power of Attorney (see page II-4)